UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 12, 2012
SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

    (510) 656-3333
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
On December 12, 2012, SYNNEX Corporation (the “Company”) and its wholly-owned subsidiary, SYNNEX Infotec Corporation (“Infotec Japan”) refinanced Infotec Japan's credit facility through a facility agreement (the “Infotec Credit Agreement”) with certain financial institutions. The Infotec Credit Agreement provides for a maximum commitment of JP¥14.0 billion. The Infotec Credit agreement is comprised of a JP¥6.0 billion long-term loan and a JP¥8.0 billion revolving credit facility. The interest rate for the long-term loan and revolving credit facility is based on the Tokyo Interbank Offered Rate plus a margin of 1.90% per annum. The Infotec Credit Agreement expires in December 2015. The long-term loan can be repaid at any time prior to maturity without penalty.
The Infotec Credit Agreement contains various loan covenants that restrict the ability of Infotec Japan to take certain actions, including restrictions on creation of liens, dispositions of assets, dividends, mergers, or changing the nature of its business. In addition, Infotec Japan is required to maintain a Fixed Charge Coverage Ratio (as defined in the Infotec Credit Agreement) of at least 1.10 to 1.0 and to maintain a minimum net worth in an amount set forth in the Infotec Credit Agreement. Infotec Japan's obligations under the Infotec Credit Agreement are secured by its accounts receivable and inventories and are guaranteed by the Company.
The foregoing description of the Infotec Credit Agreement is qualified in its entirety by reference to the Infotec Credit Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On December 12, 2012, the Company refinanced Infotec Japan's credit facility through the Infotec Credit Agreement described in Item 1.01 above. The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Facility Agreement dated as of December 7, 2012, by and among Synnex Infotec Corporation, the lenders party thereto, The Royal Bank of Scotland Plc as Agent and DB Trust Company Limited Japan as Security Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 17, 2012
SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Senior Vice President,
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Facility Agreement dated as of December 7, 2012, by and among Synnex Infotec Corporation, the lenders party thereto, The Royal Bank of Scotland Plc as Agent and DB Trust Company Limited Japan as Security Agent.